UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2005 (August 9, 2005)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     The registrant, by filing this Amendment No. 1 to its Current Report on Form 8-K, hereby amends and restates Item 1.01 and Exhibit 2.1 of the Current Report on Form 8-K filed on August 11, 2005 (the “Original Filing”), to correct an error in the calculation of certain numbers provided in Item 1.01 and Section 1.4(b)(iv) of the Merger Agreement attached to the Original Filing as Exhibit 2.1. As a result, this Amendment No. 1 to Form 8-K supersedes Item 1.01 and Exhibit 2.1 of the Original Filing.
Section 1 – Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On August 9, 2005, BancorpSouth, Inc. (“BancorpSouth”) and American State Bank Corporation (“American”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which American agreed to merge with and into BancorpSouth (the “Merger”). American is a bank holding company headquartered in Jonesboro, Arkansas. The Merger Agreement contemplates that American’s banking subsidiary, American State Bank, will be merged with and into BancorpSouth’s banking subsidiary, BancorpSouth Bank. The information set forth herein is qualified by its entirety by reference to the text of the Merger Agreement, which is filed as part of this Form 8-K as Exhibit 2.1.
     The Merger Agreement provides that, if the merger is completed, American shareholders will have the opportunity to elect to receive in exchange for each individual share of American common stock they own immediately prior to completion between 4.3537 and 3.7462 shares of BancorpSouth common stock or a cash payment of $93.9226. Holders of more than one share of American common stock may elect a combination of cash and common stock consideration. In order to ensure that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, however, regardless of the election of an American shareholder, he or she may receive a combination of cash and shares of BancorpSouth common stock that is different than what he or she may have elected, depending on the elections made by other American shareholders.
     Consummation of the Merger Agreement is subject to approval by regulatory authorities, approval by the shareholders of American and certain other conditions set forth in the Merger Agreement. The Merger is expected to close during the fourth quarter of 2005.
     In connection with the proposed merger, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and American are encouraged to read the registration statement, including the Proxy Statement/Prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and American. After the registration statement is filed with the SEC, it will be available for free, both on the SEC’s web site (www.sec.gov) and from the corporate secretary of each of BancorpSouth and American.
Section 9 – Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 9, 2005, between BancorpSouth, Inc. and American State Bank Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

	By:	/s/ L. Nash Allen, Jr.

L. Nash Allen, Jr.
Treasurer and Chief Financial Officer

Date: August 11, 2005

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2005, between BancorpSouth, Inc. and American State Bank Corporation